Exhibit 5.1


                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007



                                November 25, 1997


The Grand Union Company
201 Willowbrook Boulevard
Wayne, New Jersey 07470

Gentlemen:

            We have acted as counsel to The Grand Union Company, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-8 under the Securities Act of 1933 (the "Registration Statement"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 6,100,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") to be issued and sold by the Company






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The Grand Union Company
November 25, 1997
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pursuant to the Registration Statement have been duly authorized and, when issued and sold as contemplated by the Registration Statement, The Grand Union Company 1995 Equity Incentive Plan and The Grand Union Company 1995 Non-Employee Directors' Stock Option Plan will be validly issued, fully paid and nonassessable.

            This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

            We hereby consent to be named in the Prospectus as the attorneys who have passed upon the legality of the securities being offered thereby and to the filing of this opinion as an exhibit to the Registration Statement.



                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP